      As filed with the Securities and Exchange Commission on December 21, 1999.
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             CAMBRIDGE HEART, INC.
                     ------------------------------------
            (Exact name of Registrant as Specified in its Charter)


          Delaware                                          13-3679946
-------------------------------                       ---------------------
(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                        Identification No.)


                1 Oak Park Drive, Bedford, Massachusetts 01730
        ---------------------------------------------------------------
             (Address of Principal Executive Offices)  (Zip Code)


                          1996 EQUITY INCENTIVE PLAN
                    --------------------------------------
                           (Full title of the Plan)

                               Jeffrey M. Arnold
                     President and Chief Executive Officer
                             Cambridge Heart, Inc.
                               1 Oak Park Drive
                         Bedford, Massachusetts 01730
                    --------------------------------------
                    (Name and Address of Agent for Service)

                                (617) 271-1200
       -----------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
     Title of                             Proposed            Proposed
    Securities          Amount             Maximum             Maximum          Amount of
      to be              to be          Offering Price        Aggregate       Registration
    Registered         Registered        Per Share (1)    Offering Price (1)       Fee
    ----------         ----------        -------------    ------------------  ------------
  Common Stock,      300,000 shares         $2.4844            $745,320          $197.00
  $.001 par value
  per share
-------------------------------------------------------------------------------------------

                      __________________________________

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 16, 1999.

                    Statement of Incorporation by Reference
                    ---------------------------------------


     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has previously been filed. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8, File No. 333-12411, filed on September 20, 1996, relating to the Company's Amended and Restated 1993 Incentive and Non-Qualified Stock Option Plan, 1996 Equity Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan, is hereby incorporated by reference.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 21st day of December, 1999.


                              CAMBRIDGE HEART, INC.


                              By:   /s/ Jeffrey M. Arnold
                                    ----------------------------------------
                                    Jeffrey M. Arnold
                                    President and Chief Executive Officer


                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Cambridge Heart, Inc., hereby severally constitute and appoint Jeffrey M. Arnold and Robert B. Palardy, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Cambridge Heart, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

  Signatures                     Capacity                             Date
  ----------                     --------                             ----
/s/ Jeffrey M. Arnold            President, Chief Executive Officer   December 21, 1999
-------------------------------
Jeffrey M. Arnold                and Director (Principal Executive
                                 Officer)

/s/ Robert B. Palardy            Vice President, Finance and          December 21, 1999
-------------------------------
Robert B. Palardy                Administration and Chief Financial
                                 Officer (Principal Financial and
                                 Accounting Officer)

/s/ Richard J. Cohen             Director                             December 21, 1999
-------------------------------
Richard J. Cohen, M.D., Ph.D.

/s/ Harris A. Berman             Director                             December 21, 1999
-------------------------------
Harris A. Berman, M.D.

/s/ J. Daniel Cole               Director                             December 21, 1999
------------------
J. Daniel Cole

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number    Description
------    -----------

5         Opinion of Hale and Dorr LLP.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Hale and Dorr LLP (included in Exhibit 5).

24 Power of Attorney (included in the signature pages of this Registration Statement).